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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated January 21, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders, which is incorporated by reference in Atmel Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 21, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K/A. We also consent to the reference to us under the headings "Experts" in such Amendment No. 2 to Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

San Jose, California
February 3, 2000